EX-33.7
(logo) SWBC

9311 San Pedro | Suite 600 | San Antonio, Texas 78216
210.525.1241 | 1.800.527.0066 | FAX: 210.525.1240 | www.swbc.com



MANAGEMENT'S ASSERTION ON
COMPLIANCE WITH REGULATION AB CRITERIA


Southwest Business Corporation, SWBC, (the "Asserting Party") is responsible for assessing compliance as of December 31, 2007 and for year then ended (the "Reporting Period") with the servicing criteria set forth in Section 229.1122(d)(1)(iv), (d)(4)(xi) and (d)(4)(xiii) of the Code of Federal Regulations (the "CFR") which the Asserting Party has concluded are applicable to the servicing of certain loans of Saxon Mortgage Services, Inc., (the "Applicable Servicing Criteria"). These certain loans are defined as escrowed loans serviced for the transactions listed on the following page.


The Asserting Party has assessed its compliance with the Applicable Servicing Criteria for the Reporting Period and has identified no material instances of noncompliance with the servicing criteria as set forth in Section 229.1122(d)(1)(iv), (d)(4)(xi) and (d)(4)(xiii) of the CFR. The Asserting Party has furthermore concluded that the Asserting Party has complied, in all material respects, with Sections 229.1122(d)(1)(iv), (d)(4)(xi) and (d)(4)(xiii) of the CFR for the Applicable Servicing Criteria.


Deloitte Touche LLP, an independent registered public accounting firm, has issued an attestation report on the assessment of compliance with the Applicable Servicing Criteria for the Reporting Period as set forth in this assertion.

Southwest Business Corporation


/s/ Gary L. Dudley
Gary L. Dudley
President
February 29, 2008


INSURANCE * MORTGAGES * INVESTMENT SOLUTIONS


(page)



Regulation AB Servicing Criteria

Investor Listing


Morgan Stanley ABS Capital I Inc. Trust 2006-HE8
Morgan Stanley ABS Capital I Inc. Trust 2007-HE1
Morgan Stanley ABS Capital I Inc. Trust 2007-NC1
Morgan Stanley ABS Capital I Inc. Trust 2007-HE2
Morgan Stanley Home Equity Loan Trust 2007-1
Morgan Stanley ABS Capital I Inc. Trust 2007-HE3
Morgan Stanley ABS Capital I Inc. Trust 2007-HE4
Morgan Stanley Home Equity Loan Trust 2007-2
Morgan Stanley ABS Capital I Inc. Trust 2007-HE5
Morgan Stanley ABS Capital I Inc. Trust 2007-NC2
Morgan Stanley ABS Capital I Inc. Trust 2007-NC3
Morgan Stanley ABS Capital I Inc. Trust 2007-HE6
Morgan Stanley ABS Capital I Inc. Trust 2007-NC4
Morgan Stanley Structured Trust 2007-1
Morgan Stanley Mortgage Loan Trust 2007-12
Morgan Stanley Mortgage Loan Trust 2007-13
Morgan Stanley ABS Capital I Inc. Trust 2007-HE7
Morgan Stanley ABS Capital I Inc. Trust 2007-HE8
Morgan Stanley Mortgage Loan Trust 2007-15AR
IXIS Real Estate Capital Trust 2005-HE1
IXIS Real Estate Capital Trust 2005-HE2
IXIS Real Estate Capital Trust 2006-HE3
IXIS Real Estate Capital Trust 2006-HE1
NATIXIS Real Estate Capital Trust 2007-HE2
Saxon Asset Securities Trust 2007-1
Saxon Asset Securities Trust 2007-2
Saxon Asset Securities Trust 2007-3
Saxon Asset Securities Trust 2007-4
ABFC 2007-WMC1 Trust
NovaStar Mortgage Funding Trust, Series 2006-1
NovaStar Mortgage Funding Trust, Series 2006-MTA1
NovaStar Mortgage Funding Trust, Series 2006-2
NovaStar Mortgage Funding Trust, Series 2006-3
NovaStar Mortgage Funding Trust, Series 2006-4
NovaStar Mortgage Funding Trust, Series 2006-5
NovaStar Mortgage Funding Trust, Series 2006-6
NovaStar Mortgage Funding Trust, Series 2007-1
NovaStar Mortgage Funding Trust, Series 2007-2
Morgan Stanley ABS Capital I Inc. Trust 2007-SEA1